Registration No. 333-103555

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________

POST-EFFECTIVE AMENDMENT NO. 1
TO FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________

QUEST DIAGNOSTICS INCORPORATED
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)		16-1387862 (I.R.S. Employer Identification Number)
Three Giralda Farms Madison, New Jersey 07940
(Address of principal executive offices)
AMENDED AND RESTATED UNILAB CORPORATION 2000 EXECUTIVE STOCK OPTION PLAN
UNILAB CORPORATION 2001 STOCK OPTION PLAN

(Full title of the Plan)
_______________
William J. O’Shaughnessy, Jr.
Quest Diagnostics Incorporated
Three Giralda Farms
Madison, New Jersey 08940
(973) 520-2116
(Name, address and telephone number of agent for service)

EXPLANATORY NOTE: DEREGISTRATION OF SECURITIES
This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8, Registration No. 333-103555 (the “Registration Statement”), is being filed to deregister certain shares of Quest Diagnostics Incorporated (the “Company”) common stock (the “Shares”) that were registered for issuance pursuant to the Amended and Restated Unilab Corporation 2000 Executive Stock Option Plan (the “2000 Executive Stock Option Plan”) and the Unilab Corporation 2001 Stock Option Plan (the “2001 Stock Option Plan”). The Registration Statement, which was filed with the Securities and Exchange Commission on March 3, 2003, registered 191,933 Shares issuable pursuant to the 2000 Executive Stock Option Plan and 100,371 Shares issuable pursuant to the 2001 Stock Option Plan. The Registration Statement is hereby amended to deregister all Shares that were previously registered and that remain unissued under the 2000 Executive Stock Option Plan and the 2001 Stock Option Plan.

SIGNATURES

THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madison, New Jersey on June 23, 2015.

QUEST DIAGNOSTICS INCORPORATED

By: /s/ William J. O'Shaughnessy, Jr.
Name:    William J. O’Shaughnessy, Jr.

Title:	Deputy General Counsel and Corporate Secretary

Note: In reliance upon Rule 478 under the U.S. Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment No. 1.